                                                                     EXHIBIT 4.2


                              SECURITY AGREEMENT
                              ------------------




                                    Made by


                            HWCC-SHREVEPORT, INC.,


                                   as Debtor


                                      to


                     STATE STREET BANK AND TRUST COMPANY,
                         as Trustee and Secured Party


                 Acting on behalf of the Holders of the Notes



May 19, 1999

                                                                     EXHIBIT 4.2


                               SECURITY AGREEMENT
                               ------------------
                                    Made by
                         HOLLYWOOD CASINO CORPORATION,
                                   as Debtor
                                       to
                      STATE STREET BANK AND TRUST COMPANY,
                          as Trustee and Secured Party
                  Acting on behalf of the Holders of the Notes
                                  May 19, 1999
                               SECURITY AGREEMENT
                               ------------------


     THIS SECURITY AGREEMENT (this "Agreement") is made as of May 19, 1999, by
                                    ---------
HOLLYWOOD CASINO CORPORATION, a Delaware corporation, with its chief executive office at Two Galleria Tower, Suite 2200, 13455 Noel Road LB48, Dallas, Texas 75240 ("Debtor"), in favor of STATE STREET BANK AND TRUST COMPANY, a
        ------
Massachusetts chartered trust company, with offices at Two International Place, 4th Floor, Boston, Massachusetts 02110, as Trustee acting on behalf of the Holders of the Notes under (and as defined in) the Indenture described below (the "Secured Party").
      -------------

                                    RECITALS
                                    --------

     A. Debtor, HWCC-Tunica, Inc., HWCC-Shreveport, Inc., and Secured Party, as Trustee, have entered into an Indenture dated as of May 19, 1999 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture"), pursuant to which Debtor will issue up to $310,000,000 of its
     ---------
11 1/4% Series A and Series B Senior Secured Notes due 2007 and up to $50,000,000 of its Floating Rate Series A and Series B Senior Secured Notes due 2006 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").
                                                         -----

     B. It is a condition precedent to the purchase of the Notes under the Indenture that Debtor shall have executed and delivered this Agreement.

     C. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                                   ARTICLE 1
                                   ---------

                               SECURITY INTEREST
                               -----------------

      Section 1.01.  Grant of Security Interest.
                     --------------------------

      Debtor hereby assigns, endorses, delivers, pledges and grants to Secured Party a continuing security interest in, Lien upon, and right of set-off against the assets referred to in Section 1.02 hereof (the "Collateral") to secure the
                          ------------              ----------
prompt and complete payment and performance of the Obligations (as defined in

Section 2.02 hereof) and the performance by Debtor of this Agreement.
------------

     Section 1.02.  Collateral.
                    ----------

     The Collateral consists of the following types or items of property (including property hereafter acquired by Debtor as well as property which Debtor now owns or in which Debtor has rights), but subject to the exceptions and provisos set forth herein:

          (a)  The contracts described or referred to in Exhibit A attached
                                                         ---------
     hereto and made a part hereof and each management contract to which Debtor may hereafter become a party, in each case as such agreements may be amended or otherwise modified from time to time, including, without limitation, (i) all rights of Debtor to receive monies due and to become due under or pursuant to such contracts, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to such contracts, (iii) claims of Debtor for damages arising out of or for breach of or default under such contracts, (iv) the right of Debtor to terminate such contracts, to perform thereunder and to compel performance and to otherwise exercise all remedies thereunder, and (v) all proceeds of the foregoing Collateral.

          (b)  All of Debtor's inventory (if any).

          (c) All Intercompany Notes (including, but not limited to, the Intercompany Notes described or referred to in Exhibit B attached hereto
                                                    ---------
     and made a part hereof), together with all liens and security interests securing such Intercompany Notes.

          (d)  The Aurora Expansion Cash Account.

          (e) (i) Any and all trade secrets, ideas, information, procedures, processes, systems, methods of operation, concepts, principles of discoveries, whether or not patentable, and all of the intellectual property rights therein provided by state or federal laws of the United States, such as, the right of first publication and, if applicable, the right to file applications for United States patent protection on the preferred embodiments thereof; (ii) any and all applications for United States patents and issued United States Patents, including, without limitation, those listed on Exhibit C attached hereto and made a part
                                 ---------
     hereof; (iii) any and all names, trade names, trademarks, service marks, business names, designs, logos, indicia and other source and/or business indentifiers, and the good will of the Debtor's business, goods or services represented thereby, and all applications to register such names or marks on state registrars or with the United States Patent and Trademark Office and all issued state or United States registrations thereon, including, without limitation, those listed on Exhibit C attached hereto and made a
                                         ---------
     part hereof; (iv) all expressions embodied in a tangible medium that are the subject matter of copyright and the intangible rights of copyright therein, including, without limitation, both non-registered copyrighted works and registered copyrighted works, including, without limitation, those listed on Exhibit C attached hereto and made a part hereof; (v) all
                     ---------
     rights arising out of licenses (in cases where Debtor is the licensee) to use patents, trademarks, copyrights, trade secrets and other intellectual property rights, including, without limitation, those listed on Exhibit C
                                                                     ---------
     attached hereto and made a part hereof; (vi) all rights and proceeds arising out of licenses (in cases where the Debtor is the licensor) to use Debtor's United States patents, trademarks, copyrights, trade secrets and other intellectual property, and (vii) in all cases, the rights to prosecute such intellectual property rights referred to in this Section 1.02(e), and to
                                                      ---------------
     recover the proceeds of past, present and future infringement of such rights by third parties; provided, however, that the Debtor shall at all
                              --------  -------
     times have the right in the conduct of its business to make and carry out decisions that affect such intangible personal property and the intellectual property rights therein, such as, the Debtor shall have the right to exercise the right of first publication with respect to its ideas, information, procedures, processes, systems, methods of operation, concepts, principles or discoveries; to determine whether applications for patent protection will be filed or abandoned on the preferred embodiment thereof, to determine which terms shall be used as names and marks for its business, goods or services, when the use of such terms will be discontinued, and the efforts, if any, that will be made to register such terms and to maintain or in its discretion, to abandon such registration or application therefor; to determine if and when copyrighted works will be registered; to determine whether aspects of such intellectual property will be sold, assigned, licensed to others in connection with operation of the Debtor's business; and to determine the actions that will be taken to maintain and prosecute the Debtor's intellectual property rights in such intangible personal property.

          (f)  The Escrow Account.

          (g)  The Accounts.

          (h) (i) All proceeds, products, replacements, additions to, substitutions for, and accessions to any property referred to in this
     Section 1.02; and (ii) all books and records related to any of the property
     ------------
     referred to in this Section 1.02.
                         ------------

          (i) All general intangibles related to any property referred to in this Section 1.02, including, without limitation, all letters of credit,
          ------------
     bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages or other monies due or to become due;

provided that, the Collateral described in this Section 1.02 shall not include
-------- ----                                   ------------
(i) tort claims, (ii) rights represented by judgments, and (iii) any of the foregoing property that is, pursuant to restrictions enforceable under applicable law, prohibited from being pledged as security; provided that, with respect to this clause (iii), upon the termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically be Collateral hereunder. Notwithstanding the foregoing, it is expressly agreed that so long as no Event of Default shall have occurred and be continuing, all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds made upon or with respect to or of the Collateral (other than the Aurora Expansion Cash Account and the Escrow Account) shall not constitute Collateral and may be used by the Debtor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default all rights of the Debtor to receive all such dividends, distributions, interest or principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall constitute Collateral, and shall be paid or otherwise delivered to the Secured Party.

     Section 1.03.  Collateral Assignment.
                    ---------------------

     For value received, Debtor does hereby sell, assign, transfer and set over unto Secured Party and its successors and assigns all of Debtor's right, title and interest in and to the Intercompany Notes described or referred to in Exhibit B attached hereto, together with all Liens and security interests
---------
securing the Intercompany Notes and all amounts that may now be or may hereafter become due and payable by the makers of the Intercompany Notes, and the interest thereon, together with all of the rights, powers, privileges and remedies of Debtor thereunder. Said assignment is made as security for the Obligations.

                                   ARTICLE 2
                                   ---------

                                  DEFINITIONS
                                  -----------

     Section 2.01.  Terms Defined Above or in the Indenture.
                    ---------------------------------------

     As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

     Section 2.02.  Certain Definitions.
                    -------------------

     As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Accounts" means all accounts, chattel paper and instruments (as such
           --------
     terms are defined in the Code) at any time included in the Collateral.

          "Account Debtor" means any Person liable (whether directly or
           --------------
     indirectly, primarily or secondarily) for the payment or performance of any obligations included in the Collateral, whether as an account debtor (as defined in the Code), obligor on an instrument, issuer of documents or securities, guarantor or otherwise.

          "Agreement" means this Security Agreement, as the same may from time
           ---------
     to time be amended or supplemented.

          "Aurora Expansion Cash Account" means collectively (i) account number
           -----------------------------
     102449-030 established with Securities Intermediary pursuant to the Control Agreement, and any and all cash, cash equivalents, certificated securities, documents, financial assets, instruments, investment property, securities, securities entitlements, uncertificated securities, and, to the extent not included in the foregoing, other personal property of any kind or description deposited in such Aurora Expansion Cash Account, and all interest, dividends or other proceeds therefrom and (ii) any other account established pursuant to a control agreement on essentially the terms of the Control Agreement to which assets from the account established in (i) above have been transferred, and any and all cash, cash equivalents, certificated securities, documents, financial assets, instruments, investment property, securities, securities entitlements, uncertificated securities, and, to the extent not included in the foregoing, other personal property of any kind or description deposited in such account, and all interest, dividends or other proceeds therefrom.

          "Code" means the Uniform Commercial Code as presently in effect in the
           ----
     State of New York; provided that, if by reason of mandatory provisions of
                        -------- ----
     law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Article 9 of the Code.

          "Control Agreement" means that certain Control Agreement dated as of
           -----------------
     May 19, 1999 by and among Securities Intermediary, Debtor and Secured
     Party.

          "Designated Intercompany Notes" means those Intercompany Notes set
           -----------------------------
     forth on Exhibit B hereto.
              ---------

          "Escrow Account" means account number 102449-020 established with
           --------------
     Escrow Agent pursuant to the Escrow Agreement, and any and all cash, cash equivalents, certificated securities, documents, financial assets, instruments, investment property, securities, securities entitlements, uncertificated securities, and, to the extent not included in the foregoing, other personal property of any kind or description deposited in such Escrow Account, and all interest, dividends or other proceeds therefrom.

          "Escrow Agent" means State Street Bank and Trust Company, a
           ------------
     Massachusetts chartered trust company.

          "Escrow Agreement" means that certain Escrow and Control Agreement
           ----------------
     dated as of May 19, 1999 by and among Escrow Agent, Debtor and Secured
     Party.

          "Event of Default" means any event specified in Section 6.01 hereof.
           ----------------                               ------------

          "Inventory" means all inventory (as defined in the Code) at any time
           ---------
     included in the Collateral, including, without limitation, motion picture memorabilia.

          "Obligations" means  payment when due of indebtedness evidenced by the
           -----------
     Notes in the principal sum not to exceed at any time outstanding of $360,000,000, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; and (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture, or the other Collateral Documents, and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

          "Obligor" means any Person, other than Debtor, liable (whether
           -------
     directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

          "Permitted Encumbrances" means the items set forth on Exhibit F
           ----------------------                               ---------
     hereto.

          "Securities Intermediary" means State Street Bank and Trust Company, a
           -----------------------
     Massachusetts chartered trust company.

                                   ARTICLE 3
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce Secured Party to accept this agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

     Section 3.01.  Ownership of Collateral; Absence of Encumbrances and
                    ----------------------------------------------------
Restrictions.
------------

     After giving effect to the use of proceeds of the Notes, Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral, holding good and indefeasible title to the same, free and clear of all Liens except for Permitted Encumbrances and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

     Section 3.02.  No Required Consent.
                    -------------------

     Except for such authorizations, consents or approvals previously obtained and in effect, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements and the other documents required to perfect or maintain the perfection of the Liens granted hereby) is required for
(i) the due execution, delivery and performance by Debtor of this Agreement,
(ii) the grant by Debtor of the security interest granted by this Agreement
(iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement, except as may be required by applicable gaming laws or in connection with the disposition of Collateral or by federal or state securities laws or antitrust laws.

     Section 3.03.  Security Interest.
                    -----------------

     After giving effect to the use of proceeds of the Notes, the grant of the security interest in and Lien on the Collateral pursuant to this Agreement creates a valid and continuing security interest in and Lien on the Collateral, enforceable against Debtor, and, upon the filing of financing statements in the appropriate offices for the locations of Collateral listed on Exhibit D hereof,
                                                              ---------
possession of the Intercompany Notes by Secured Party, and the making of appropriate filings with respect to the registered patents, trademarks and copyrights, if any, constituting Collateral, the security interests granted hereby will be perfected, prior to all other Liens except Permitted Encumbrances, enforceable against third parties and securing payment of the Obligations.

     Section 3.04.  No Fillings By Third Parties.
                    ----------------------------

     After giving effect to the use of proceeds of the Notes and other than any financing statement or other public notice or recording naming Secured Party as the secured party therein or financing statements with respect to Liens permitted hereunder, no financing statement or other public notice or recording covering the Collateral is on file in any public office and Debtor has not signed any document or agreement authorizing the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

     Section 3.05.  Name; No Name Changes.
                    ---------------------

     The name of the Debtor set forth on Exhibit D hereto is the true and
                                         ---------
correct legal name of Debtor, and, except as described on Exhibit D hereto,
                                                          ---------
Debtor has not, during the preceding five (5) years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

     Section 3.06.  Location of Debtor and Collateral.
                    ---------------------------------

     Debtor's chief executive office, principal place of business and the locations of Debtor's records concerning the Collateral are as set forth on Exhibit D hereto. Except as disclosed on Exhibit D, all tangible Collateral of
---------                                ---------
Debtor other than Collateral in the Escrow Account and Aurora Expansion Cash Account are located in the locations set forth on Exhibit D hereto.
                                                  ---------


     Section 3.07.  Collateral.
                    ----------

     All statements or other information provided by Debtor to Secured Party describing or with respect to the Collateral is, (or, in the case of subsequently furnished information, will be when provided) correct and complete in all material respects. The delivery at any time by Debtor to Secured Party of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such
                   ---------
Collateral or the descriptions thereof, except as indicated thereon.

     Section 3.08.  Delivery of Documents.
                    ---------------------

     With respect to any Collateral (if any) covered by one or more certificates of title or other documents of title evidencing ownership or possession thereof, each of such certificates or documents of title shall, after the occurrence and during the continuance of an Event of Default and at the request of the Secured Party, be delivered to Secured Party (provided that all certificates and documents of title referred to in Section 1.02 shall be subject
                                                   ------------
to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

     Section 3.09.  Intercompany Notes.
                    ------------------

     Debtor warrants that: (a) Debtor is the sole owner of its entire interest in the Intercompany Notes; (b) the Intercompany Notes and the documents securing the Intercompany Notes are valid and enforceable (except that (i) the enforceability of any rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy, (ii) the enforceability thereof may be subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' and remedies generally and (iii) the enforceability thereof may be subject to general principals of equity, regardless of whether enforcement is sought in a proceeding at law or in equity); (c) except for the Intercompany Note described in paragraph 1 of Exhibit B attached hereto, the
                                              ---------
Intercompany Notes have not been altered, modified or amended in any manner whatsoever; (d) none of the respective parties named in the Intercompany Notes are in default under any of the terms, covenants or conditions thereof or under the documents securing the Intercompany Notes;

and (e) Debtor's interest under the Intercompany Notes is assignable pursuant to the terms hereof and thereof.

                                   ARTICLE 4
                                   ---------

                           COVENANTS AND AGREEMENTS
                           ------------------------

     Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the
        ---------
Obligations are outstanding.

     Section 4.01.  Change in Location of Collateral or Debtor.
                    ------------------------------------------

     Except with respect to Collateral under repair or temporarily in transit between locations (and in any such case, for a period not to exceed four (4) months), Debtor will not change the location of the Collateral to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect or maintain its security interests in the Collateral without Secured Party's prior written consent and the delivery of such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral. Debtor will not change the location of Debtor's chief executive office, principal place of business or the locations of Debtor's records concerning the Collateral unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

     Section 4.02.  Change in Debtor's Name or Corporate Structure.
                    ----------------------------------------------

     Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

     Section 4.03.  Documents: Collateral in Possession of Third Parties.
                    ----------------------------------------------------

     If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtor will, after the occurrence and during the continuance or an Event of Default and at the request of the Secured Party, cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any material portion of the Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtor shall notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtor's instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

     Section 4.04.  Delivery of Letters of Credit and Instruments.
                    ---------------------------------------------

     After the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. After the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, if any Account becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Accounts collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 6.02(h)), Debtor
                                                      --------------
will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtor will remain liable thereon until such instrument is paid in full.

     Section 4.05.  Sale, Disposition or Encumbrance of Collateral.
                    ----------------------------------------------

     Except as permitted pursuant to the provisions of the Indenture, by
Section 4.09 of this Agreement or with Secured Party's prior written consent,
------------
Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

     Section 4.06.  Records and Information.
                    -----------------------

     Debtor shall keep accurate and complete records of the Collateral (including proceeds). Secured Party may at any time upon reasonable prior notice have access during normal business hours to, examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral. Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral, for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral or Secured Party's rights or remedies with respect thereto.

     Section 4.07.  Reimbursement of Expenses.
                    -------------------------

     Debtor hereby assumes all liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of persons or damage to property, except to the extent caused by the gross negligence or willful misconduct of the Secured Party). All amounts for which Debtor is liable pursuant to this Section 4.07 shall be due and payable by Debtor to Secured
                 ------------
Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the Notes.

     Section 4.08.  Further Assurances.
                    ------------------

     Upon the request of Secured Party, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

     Section 4.09.  Inventory.
                    ---------

     Debtor may use the Inventory in any lawful manner not inconsistent with this Agreement and the Indenture and with the terms of insurance thereon.

     Section 4.10.  Use of Collateral.
                    -----------------

     Debtor will not use any Collateral in violation in any material respect of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used.

     Section 4.11.  Collateral Attached to Other Property.
                    -------------------------------------

     In the event that the Collateral is to be attached or affixed to any real property, Debtor hereby agrees that this Agreement may be filed for record in any appropriate real estate records as a financing statement which is a fixture filing. In connection therewith, Debtor will take whatever action is required by Section 4.08 hereof. If Debtor is not the record owner of such real
   ------------
property, Debtor will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured Party's security interest in the Collateral. If the Collateral is wholly or partly affixed to real estate or installed in or affixed to other goods, Debtor will, on demand of Secured Party, use commercially reasonable efforts to furnish Secured Party with landlord's waivers, signed by all Persons having an interest in the real estate or other goods to which the Collateral may have become affixed, permitting the Secured Party access to the Collateral at all reasonable times and granting the Secured Party a reasonable period of time after which to remove the Collateral after an Event of Default.

     Section 4.12.  Intercompany Notes.
                    ------------------

     Debtor covenants with Secured Party to properly endorse (using the form of endorsement attached hereto as Exhibit E) and deliver the Intercompany Notes to
                               ---------
Secured Party contemporaneously with the execution of this Agreement. Debtor covenants with Secured Party to observe and perform all the material obligations imposed upon it under the Designated Intercompany Notes and the documents securing such Designated Intercompany Notes and, except as permitted by such security documents securing such Designated Intercompany Notes, this Agreement, or the Indenture, not to do or permit to be done anything to impair the security thereof; not to execute any other assignment of its interest in the Designated Intercompany Notes except as may be otherwise agreed to in writing by Secured Party and except as provided herein; not to alter, modify or change the terms of the Designated Intercompany Notes and the documents securing such Designated Intercompany Notes without the prior written consent of Secured Party, or, except as permitted by the security documents creating such security (the conditions for release of Liens of the Collateral Documents (as defined in the Indenture) being likewise applicable to such security documents), and, except as expressly permitted by the terms of any Designated Intercompany Note, cancel, terminate or prepay any Designated Intercompany Note or any of the security for such Designated Intercompany Note or accept a surrender thereof so as to effect directly or indirectly, proximately or remotely, a cancellation, termination, prepayment or diminution of the obligations of the parties thereunder; and to execute and deliver, at the request of Secured Party, all such further assurances, acknowledgments, and certificates for the purposes hereof as Secured Party shall from time to time reasonably require.

                                   ARTICLE 5
                                   ---------

                  RIGHTS, DUTIES AND POWERS OF SECURED PARTY
                  ------------------------------------------

     Secured Party shall have the following rights, duties and powers:

     Section 5.01.  Discharge Encumbrances.
                    ----------------------

     After the occurrence and during the continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for insurance on the Collateral to the extent required by this Agreement or the Indenture and not obtained by Debtor. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the interest rate applicable to overdue principal as provided in the Notes.

     Section 5.02.  Licenses and Rights to Use Collateral.
                    -------------------------------------

     After the occurrence and during the continuance of an Event of Default, in connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of Debtor's labels, patents, copyrights, trade names, trade secrets, trademarks or other similar property in completing production, advertising or selling such Collateral except any of the foregoing property which is expressly prohibited by its terms from being assigned or licensed. After the occurrence and during the continuance of an Event of Default, Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

     Section 5.03.  Cumulative and Other Rights.
                    ---------------------------

     The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (which set-off rights may be exercised only after the occurrence and during the continuance of an Event of

Default). If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

     Section 5.04.  Disclaimer of Certain Duties.
                    ----------------------------

          (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the Indenture or under applicable law.

          (b) To the fullest extent permitted by applicable law and except as may be required by the Indenture, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor, Account Debtor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

     Section 5.05.  Modification of Obligations; Other Security.
                    -------------------------------------------

     Except as specifically provided for in the Indenture, Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, apply the Collateral in the manner permitted by this Agreement or Indenture and (y) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                                   ARTICLE 6
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     Section 6.01.  Events.
                    ------

     It shall constitute an Event of Default under this Agreement if an "Event of Default" occurs and is continuing under the Indenture.

     Section 6.02.  Remedies.
                    --------

     Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to Debtor:

          (a) Take possession of the Collateral, or at Secured Party's request, Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

          (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), for cash at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (f) shall constitute disposition in a
                                 --
     commercially reasonable manner.

          (c) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

          (d) Apply proceeds of the disposition of the Collateral to the Obligations in accordance with the Indenture. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing, for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (e) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

          (f) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor.

          (g) Notify or require Debtor to notify Account Debtors that the Accounts have been assigned to Secured Party and direct such Account Debtors to make payments on the Accounts directly to Secured Party. To the extent Secured Party does not so elect, Debtor shall continue to collect the Accounts. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due, or to become due by virtue of, the Accounts; (ii) to sell, transfer or assign or otherwise deal in the Accounts or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof, (iii) to extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to take control of cash and other proceeds of any Collateral; (v) to send a request for verification of Accounts to any Account Debtor; and (vi) to do all other acts and things necessary to carry out the intent of this Agreement. After the occurrence and during the continuance of an Event of Default and the acceleration of the Notes, Secured Party shall also have the rights to receive and collect payment directly from the makers of the Intercompany Notes of all sums and amounts payable on or with respect to the Intercompany Notes; provided that all such sums so paid to and received by Secured Party shall be applied by Secured Party as a credit on any sums owing under the Obligations, and to exercise and enforce all of the other rights, powers and remedies of the holder and owner of the Intercompany Notes and the liens securing the payment thereof.

          (h) Exercise all other rights and remedies permitted by law or in equity.

     Section 6.03.  Attorney-in-Fact.
                    ----------------

     Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

          (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

          (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 6.04.  Account Debtors.
                    ---------------

     Any payment or settlement of an Account made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may reasonably be required by Secured Party in connection therewith. No Account Debtor on any Account will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

     Section 6.05.  Liability for Deficiency.
                    ------------------------

     If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon at the rate then applicable under the Indenture, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the Indenture.

     Section 6.06.  Reasonable Notice.
                    -----------------

     If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that ten (10) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

     Section 6.07.  Non-judicial Enforcement.  Secured Party may enforce its
                    ------------------------
rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                   ARTICLE 7
                                   ---------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 7.01.  Notices.
                    -------

     Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

     Section 7.02.  Amendments and Waivers.
                    ----------------------

     Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     Section 7.03.  Copy as Financing Statement.
                    ---------------------------

     A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

     Section 7.04.  Possession of Collateral.
                    ------------------------

     Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

     Section 7.05.  Redelivery of Collateral.
                    ------------------------

     If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to Debtor.

     Section 7.06.  Governing Law; Jurisdiction.
                    ---------------------------

     This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 7.07.  Gaming Authority.
                    ----------------

     Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, any requirements imposed by any applicable Gaming Authority.

     Section 7.08.  Continuing Security Agreement.
                    -----------------------------

          (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to
     Section 6.02 hereof, shall be deemed to constitute a retention of the
     ------------
     Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in Section 7.08(b) below.
                                        --------------

          (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09 hereof.
                                                  ------------

     Section 7.09.  Termination.
                    -----------

     The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall unless otherwise provided in the Indenture or this Agreement, remain in full force and effect until payment in full of (A) the Notes under the terms of the Indenture and (B) all obligations then due and owing under the Indenture, the Notes and the Collateral Documents; provided, however, that after receipt from the Debtor by
                      --------  -------
the Trustee of a request for a release of any Collateral not prohibited under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral permitted by the Indenture (and upon receipt by the Trustee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Trustee under the Indenture or otherwise), such Collateral shall be released from the lien and security interest created hereunder in accordance with the provisions of the Indenture and shall no longer constitute Collateral. Upon the payment in full of
(A) the Notes under the terms of the Indenture and (B) all obligations then due and owing under the Indenture and the Collateral Documents, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.07 and the provisions of subsection
                              ------------                       ----------
7.08(b) shall survive the termination of this Agreement.
-------

     Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture the Trustee will, at the expense of the Debtor, execute and deliver to the Debtor such documents and take such other actions as the Debtor shall reasonably request to evidence the termination of this Agreement or the release of such collateral, as the case may be. Any such action taken by the Trustee shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interests in the Collateral, and shall be at the expense of the Debtor. The Trustee may conclusively rely on any certificate delivered to it by the Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Indenture and this Agreement.

     Section 7.10.  Counterparts, Effectiveness.
                    ---------------------------

     This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

     Section 7.11.  Indenture.
                    ---------

     This Agreement is subject to the terms, conditions and provisions of the Indenture. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

     Section 7.12.  Rights of Noteholders.
                    ---------------------

     No Holder of a Note shall have any independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to the Indenture; provided that nothing in this Section 7.12 shall limit any rights granted to the
-------- ----                 ------------
Trustee under the Notes, the Indenture or the Collateral Documents.

     Section 7.13.  No Personal Liability of Directors, Officers, Employees and
                    -----------------------------------------------------------
Stockholders.
------------

     No past, present or future director, officer, employee, incorporator or stockholder of the Debtor as such or any successor Person, as such, shall have any liability for any obligations of the Debtor under the Notes, the Collateral Documents, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the date first above written.

DEBTOR:                                      HOLLYWOOD CASINO CORPORATION
------
                                             /s/ Paul C. Yates
                                             -------------------
                                             Paul C. Yates
                                             Executive Vice President and
                                             Chief Financial Officer

By:
Name:
Title:

                                   EXHIBIT A
                                   ---------

                                   CONTRACTS
                                   ---------


     1. Escrow and Control Agreement dated as of May 19, 1999, by and among State Street Bank and Trust Company, as Escrow Agent and Securities Intermediary, Debtor and Secured Party.

     2. Control Agreement dated as of May 19, 1999, by and among State Street Bank and Trust Company, as Securities Intermediary, Debtor and Secured Party.

     3. License Agreement dated as of November 16, 1994, by and between Debtor and Summit Tunica Partnership, a Mississippi limited partnership.

     4. License Agreement dated as of November 16, 1994, by and between Debtor and Hollywood Casino-Aurora, Inc., an Illinois corporation.

                                   EXHIBIT B
                                   ---------

                              INTERCOMPANY NOTES
                              ------------------


     1. Amended and Restated Promissory Note executed by HWCC-Tunica, Inc. payable to the order of Debtor, dated of even date herewith, in the original principal amount of $87,045,000, which Note is secured by, among other things, the liens and security interests granted by the following security documents executed by HWCC-Tunica, Inc. in favor of Debtor and dated of even date herewith: Intercompany Security Agreement; Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement; and Second Preferred Ship Mortgage.

     2. Promissory Note dated of even date herewith in the original principal amount of $108,000,000 executed by Hollywood Casino-Aurora, Inc., payable to the order of Debtor, which Note is secured, among other things, by the following security documents executed by Hollywood Casino-Aurora, Inc. in favor of Debtor and dated of even date herewith: Intercompany Security Agreement; Mortgage, Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement; and First Preferred Fleet Mortgage.

                                   EXHIBIT C
                                   ---------
                                      to
                              SECURITY AGREEMENT



                           TRADEMARK REGISTRATIONS
                           -----------------------

MARK                                                   REG. NO.      REG. DATE
--------------------------------------------------------------------------------
HOLLYWOOD CASINO & DESIGN                              1,849,650     08/09/94

HOLLYWOOD CASINO                                       1,851,759     08/30/94

RUDOLFO'S                                              1,865,043     11/29/94

HOLLYWOOD DIRECTOR'S LOUNGE & DESIGN                   1,874,322     01/17/95

HOLLYWOOD DIRECTOR'S LOUNGE                            1,880,151     02/21/95

CAFE HARLOW                                            1,880,969     02/28/95

CLUB HARLOW & DESIGN                                   1,882,606     03/07/95

CAFE HARLOW CUISINE AMERICAIN & DESIGN                 1,884,060     03/14/95

CLUB HARLOW                                            1,885,408     03/21/95

HOLLYWOOD TAKE TWO & DESIGN                            1,885,409     03/21/95

HOLLYWOOD TAKE TWO                                     1,885,410     03/21/95

HOLLYWOOD TAKE ONE & DESIGN                            1,885,411     03/21/95

HOLLYWOOD TAKE ONE                                     1,885,412     03/21/95

RUDOLFO'S RISTORANTE                                   1,927,611     10/17/95

RUDOLFO'S ROMANTIC ITALIAN DINING & DESIGN             1,891,855     04/25/95

HOLLYWOOD EPIC BUFFET                                  1,902,030     06/27/95

HOLLYWOOD EPIC BUFFET & DESIGN                         1,903,176     07/04/95

HOLLYWOOD CASINO                                       1,903,858     07/04/95

HOLLYWOOD MARQUEE                                      1,904,686     07/11/95

HOLLYWOOD SCREEN TEST                                  1,904,687     07/11/95

HOLLYWOOD MARQUEE and Design                           1,990,629     08/06/96
(Serial No. 74-395727)

FAIRBANKS A SWASHBUCKLING                              1,926,892     10/17/95
STEAKHOUSE and Design (Serial No. 74-395732)

FAIRBANKS (Serial No. 74-395734)                       1,974,466     05/21/96

HOLLYWOOD SCREEN TEST & Design                         1,928,914     10/24/95
(Serial No. 74-395740)

HOLLYWOOD CASINO (Stylized)                            1,949,319     01/16/96
(Serial No. 74-298908)

ADVENTURE SLOTS (Stylized)                             2,043,723     03/11/97

ADVENTURE SLOTS & DESIGN                               2,049,113     04/01/97

ADVENTURE SLOTS (Stylized)                             2,050,964     04/08/97

ADVENTURE SLOTS                                        2,101,971     09/30/97


                            TRADEMARK APPLICATIONS
                            ----------------------

MARK                                                   SERIAL NO.   FILING DATE
-------------------------------------------------------------------------------
HOLLYWOOD BOX OFFICE BAR                               74/395,742    05/26/93

HOLLYWOOD BOX OFFICE BAR & DESIGN                      74/395,743    05/26/93

HOLLYWOOD CASINO HOTEL                                 74/479,112    01/13/94

HOLLYWOOD CASINO STUDIO STORE                          74/687,479    06/12/95

HOLLYWOOD STUDIO WORLD                                 75/063,112    02/26/96

HOLLYWOOD KIDZ                                         75/124,091    06/24/96

HOLLYWOOD CASINO & DESIGN                              75/261,553    03/21/97

HOLLYWOOD CASINO & DESIGN                              75/261,554    03/21/97

HOLLYWOOD CASINO & DESIGN                              75/261,555    03/21/97

HOLLYWOOD CASINO & DESIGN                              75/261,556    03/21/97


                              TRADEMARK LICENSES
                              ------------------



                                  COPYRIGHTS
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                                    PATENTS
                                    -------

                                   EXHIBIT D
                                   ---------

                                  Perfection
                                  ----------


(a)   Legal Name of Debtor:  Hollywood Casino Corporation
      --------------------


(b)   Other Names:  None
      -----------


(c)   (i)   Chief Executive Office and Principal Place of Business of Debtor:
            ----------------------------------------------------------------

Dallas County, Texas

      (ii)  Other Premises at which Collateral is Stored or Located:
            -------------------------------------------------------

            None

      (iii) Locations of Records Concerning Collateral:
            ------------------------------------------

Dallas County, Texas

                                   EXHIBIT E
                                   ---------

                              Form of Endorsement
                              -------------------

     Reference is made to the foregoing Promissory Note (the "Note") made by
                                                              ----
[HWCC-TUNICA, INC.] [HOLLYWOOD CASINO-AURORA, INC.] and payable to HOLLYWOOD CASINO CORPORATION.

     This Note is payable to the order of__________________________.

                                                    HOLLYWOOD CASINO CORPORATION



                                                    By:_________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT F
                                   ---------

                            Permitted Encumbrances
                            ----------------------


     1. Liens on the assets of the Company and any Guarantor created by the Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

     2.   Liens in favor of the Company or the Guarantors;

     3. Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     4. Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

     5. Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     6. Liens to secure Indebtedness permitted by clause (a) of Section 4.09 of the Indenture covering only inventory and accounts receivable;

     7. Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section 4.09 of the Indenture covering only the assets acquired with such Indebtedness;

     8.   Liens of record on the date of the Indenture;

     9. Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

     10. Liens arising from UCC financing statements regarding property leased by the Company or any of its Restricted Subsidiaries;

     11. Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law or in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if:

               (a) the underlying Obligations are not overdue for a period of more than 60 days, or

               (b) such Liens are being contested in good faith and by appropriate proceedings by the Company or applicable Restricted Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, and

               (c) the Company or applicable Restricted Subsidiary is in compliance with the terms of the security documents applicable to such Liens;

     12. A Lien on a vessel to secure FF&E Financing or Capital Lease Obligations in accordance with Section 4.09(d) of the Indenture where (a) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon satisfaction of the Obligations under such FF&E Financing or Capital Lease Obligations, (b) the creditor under such FF&E Financing or Capital Lease Obligations agrees to release such Lien upon payment of the proceeds from the sale of such vessel attributable to such FF&E Financing or Capital Lease Obligations, (c) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges that such Lien does not create rights on the hull or other equipment constituting such vessel, but shall be limited to the FF&E specifically identified in such creditor's financing or lease and Lien documents, (d) such Lien is expressly subject and subordinate to the Liens granted in favor of the Trustee, (e) the creditor under such FF&E Financing or Capital Lease Obligations agrees to promptly notify the Trustee of the occurrence of any event of default under such creditor's financing or lease documents, and (f) the creditor under such FF&E Financing or Capital Lease Obligations acknowledges and agrees that it has no right to possess or use such vessel or anything on board such vessel, except for its right to come on board the vessel to inspect the related FF&E and, after the occurrence and continuance of an event of default under such creditor's financing or lease documents, to remove or repossess the subject FF&E, provided that such creditor's efforts to remove or repossess such FF&E shall be commercially reasonable and shall not damage the vessel, its hull or any other equipment constituting such vessel.

     13. Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

     14. Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and Social Security benefits.